Exhibit 10.1

                                                                  Execution Copy



                      AGREEMENT AND PLAN OF SHARE EXCHANGE

                                  BY AND AMONG

                               IKON VENTURES, INC.

                               SUTTON ONLINE, INC.

                                       AND

                     THE STOCKHOLDERS OF SUTTON ONLINE, INC.







                                  JUNE 19, 2001
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                      AGREEMENT AND PLAN OF SHARE EXCHANGE


                  AGREEMENT (the "Agreement"), dated as of June 19, 2001, by and among Ikon Ventures, Inc., a Nevada corporation ("Ikon"), Sutton Online, Inc., a Delaware corporation (the "Company"), the stockholders of the Company on the date hereof, each of whom has executed this Agreement on the date hereof or shall execute a counterpart signature page hereto prior to the consummation of the transactions contemplated hereunder (collectively, the "Existing Stockholders"), and each of the entities that becomes a stockholder of the Company after the date hereof upon the conversion of certain convertible promissory notes of the Company, each of which shall execute a counterpart signature page hereto prior to the consummation of the transactions contemplated hereunder (collectively, the "New Stockholders;" the Existing Stockholders and the New Stockholders are hereinafter collectively referred to as the "Stockholders").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Existing Stockholders own of record and beneficially all of the issued and outstanding capital stock of the Company as of the date hereof, consisting of an aggregate of 6,000,000 shares (the "Outstanding Company Shares") of the Company's common stock, par value $.025 per share (the "Company Common Stock"); and
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                  WHEREAS, the New Stockholders, and one of the Existing
Stockholders, Tiburon Asset Management, LLC ("TAM"), upon the conversion of convertible promissory notes of the Company held by such parties prior to the consummation of the transactions contemplated under this Agreement, will own of record and beneficially an aggregate of 550,000 additional shares of Company Common Stock (the "Conversion Company Shares"; and

                  WHEREAS, TAM and two Existing Stockholders, Tiburon Management Ltd. and Tiburon Investment Management, Ltd., upon conversion of certain promissory notes of the Company dated May 14, 2001 (the "May Notes"), prior to the consummation of the transactions contemplated under this Agreement, will own of record and beneficially an aggregate of 650,000 additional shares of Company Common Stock (the "May Conversion Shares;" the Outstanding Company Shares, the Conversion Company Shares and the May Conversion Shares" are hereinafter collectively referred to as the "Company Shares"); and

                  WHEREAS, the Company is engaged in the business of operating an online trading platform for use in the trading of securities (the "Business"); and

                  WHEREAS, Ikon, a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with shares publicly quoted on the OTC Electronic Bulletin Board, has conducted no business activities since April 1999 (other than those associated with the acquisition described herein and with seeking other potential business opportunities ); and

                  WHEREAS, the parties to this Agreement intend to reorganize both Ikon and the Company as provided under Section 368(a) (1) (B) of the Internal Revenue Code of 1986, as amended (the "Code"), by an exchange of shares of voting common stock pursuant to the following plan (hereinafter, the "Plan"):

                  PLAN OF REORGANIZATION. It is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a) (1) (B) of the Code and the regulations corresponding thereto, so that the reorganization contemplated hereby shall qualify as a tax free reorganization under the Code. Accordingly, it is the intention of the parties hereto that, as a result of this Agreement, the transactions contemplated hereby shall be

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accomplished solely in exchange for the voting common stock of each of Ikon and the Company and that no gain or loss shall be recognized by the Stockholders or by Ikon who are each transferring or issuing their shares of common stock solely in exchange for receiving the common stock of the other; and further in pursuance of the Plan, it is the intention of the parties hereto that any outstanding warrants to purchase shares of Company Common Stock will be amended to provide for the purchase of shares of Ikon Common Stock upon the exercise thereof or exchanged for warrants to purchase shares of Ikon Common Stock (referred to herein collectively as the "New Warrants"); and

                  WHEREAS, pursuant to the Plan, the Stockholders are desirous of exchanging the Company Shares for shares of Ikon's voting common stock, par value $.001 per share (the "Ikon Common Stock"), on the basis of 2.2222222 shares of Ikon Common Stock for each share of Company Common Stock (the ratio of 2.2222222 shares of Ikon Common Stock for each share of Company Common Stock is hereinafter referred to as the "Exchange Ratio"). If the application of the Exchange Ratio results in a fractional number, no fractional shares of Ikon Common Stock shall be issued but instead the fractional number shall be rounded up to the next whole number. The aggregate shares of Ikon Common Stock to be issued to the Stockholders is hereinafter collectively referred to as the "Ikon Shares".

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereby agree as follows:

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                                   ARTICLE 1.

                           EXCHANGE OF COMPANY SHARES

                  SECTION 1.1 Exchange of Company Shares. At the Closing (as hereinafter defined), the Stockholders shall convey to Ikon good and marketable title to the Company Shares, free and clear of all liens, claims, debts, obligations or other encumbrances except such restrictions as are imposed by Federal or state securities laws; and Ikon shall convey to the Stockholders good and marketable title to their proportionate share of the Ikon Shares based on
Schedule 1.3 annexed hereto, free and clear of all liens, claims, debts, obligations or other encumbrances, except such restrictions as are imposed by Federal or state securities laws. The exchange of voting shares as herein provided shall be the sole consideration for the acquisition of the Company Shares.

                  SECTION 1.2 Restriction on Transfer. Neither the Ikon Shares nor the Company Shares to be exchanged as provided under Section 1.1 are being registered under the Securities Act of 1933, as amended (the "Act"), and are to be exchanged hereunder pursuant to an exemption that requires that the further transfer of such shares be restricted under the Act. Each of Ikon and the Stockholders agree to deliver to the other at or before the Closing an investment letter acknowledging the foregoing and agreeing to comply with the requirements of such exemption. In order to further evidence such restriction on transferability, each recipient of shares pursuant to this Agreement hereby agrees to the imposition of a customary restrictive legend on the face or back of each certificate representing the shares to be exchanged.

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                  SECTION 1.3 Delivery of Shares. Subject to the terms and
conditions hereof, at the Closing (a) the Stockholders shall transfer to Ikon the Company Shares by delivering the stock certificates evidencing the Company Shares, accompanied by duly endorsed stock powers, with signatures medallion guaranteed, in form and substance satisfactory to Ikon, permitting the transfer of the Company Shares to Ikon; and (b) Ikon shall deliver to each Stockholder a stock certificate(s) registered in the name of such Stockholder representing his, her or its proportionate share of the Ikon Shares based on Schedule 1.3 annexed hereto (which schedule shall be updated from time to time to reflect the New Shareholders).

                  SECTION 1.4 Supplemental Action. If at any time after the Closing, Ikon or the Stockholders shall determine that any further conveyances, agreements, documents, instruments, and assurances or any further action is necessary or desirable to carry out the provisions of this Article 1, Ikon or the Stockholders, as the case may be, shall execute and deliver any and all proper conveyances, agreements, documents, instruments, and assurances and perform all necessary or proper acts to carry out the provisions of this Article 1.


                                   ARTICLE 2.

                              CLOSING; CLOSING DATE

                  SECTION 2.1. The exchange of the Company Shares for the Ikon Shares as contemplated hereby (the "Closing") shall take place at 10:00 a.m. on such date as the parties mutually agree, but in no event later than August 17, 2001, at the offices of Bryan Cave LLP, 245 Park Avenue, New York, New York

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10167 (or such other time, date or place as the parties hereto may mutually agree in writing). The date upon which the Closing occurs is herein called the "Closing Date."

                                   ARTICLE 3.

                 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

                  Each of the Stockholders severally, but not jointly, represents and warrants to Ikon as follows:

                  SECTION 3.1 Authority to Execute and Perform Agreements. Such Stockholder has full power and capacity to execute and deliver this Agreement and any other agreement or instrument contemplated by this Agreement (such other agreements and instruments are hereinafter collectively referred to as the "Transaction Documents") and to consummate the Transactions. This Agreement has been duly executed and delivered and is the valid and binding obligation of such Stockholder enforceable in accordance with its terms. Other than any filings that may be required pursuant to Section 13 and/or Section 16 of the Exchange Act, the execution and delivery of this Agreement and the Transaction Documents, the consummation of the transactions contemplated hereunder (the "Transactions") and the performance by such Stockholder of this Agreement and each of the Transaction Documents in accordance with its respective terms and conditions will not require the approval, consent of, waiver, order or authorization of, notification to, or registration, declaration or filing with, any Federal,

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state, county, local or other governmental or regulatory body or the approval or consent of any other person.

                  SECTION 3.2 Ownership of Company Shares. (a) Such Stockholder owns, beneficially and of record, his, her or its respective portion of the Company Shares to be sold hereunder to Ikon as shown on Schedule 1.3 annexed hereto, free and clear of any and all liens, charges or encumbrances of any kind or nature whatsoever; (b) such Stockholder is not bound by or subject to any voting trust arrangement, proxy, voting agreement, stockholder agreement, purchase agreement or other agreement or understanding (i) granting any option, warrant or other right to purchase all or any of his, her or its portion of the Company Shares to any person, (ii) restricting his, her or its right to sell or convey his, her or its portion of the Company Shares, or (iii) otherwise restricting any rights with respect to his, her or its portion of the Company Shares (including restrictions as to the voting or disposition of such Company Shares); (c) such Stockholder has the absolute and unrestricted right, power and capacity to assign and transfer his, her or its portion of the Company Shares; and (d) upon transfer by such Stockholder to Ikon of his, her or its portion of the Company Shares hereunder, Ikon will acquire good and valid title to such Company Shares, free and clear of any liens, charges or encumbrances.

                  SECTION 3.3 Finders and Investment Bankers. Such Stockholder has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Transactions.

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                  SECTION 3.4 Litigation and Claims. Except as otherwise set forth in Schedule 3.4 annexed hereto, there is no suit, action, proceeding, claim or investigation pending or to the best knowledge of such Stockholder, threatened against or affecting such Stockholder that would have a material adverse effect on the assets, business or financial condition of such Stockholder or the Company or the ability of such Stockholder to perform his, her or its obligations under this Agreement.

                  SECTION 3.5 Certain Payments. Such Stockholder, directly or indirectly, has not given or agreed to give or solicited or received any gift, rebate or similar benefit to any customer, supplier, governmental employee or other person or entity that might subject the Company or Ikon to any damage or penalty in any civil, criminal or governmental litigation or proceeding or if not given in the past might have had an adverse effect on the assets, Business, operations or prospects of the Company.

                  SECTION 3.6 Company Representations. To the best knowledge of such Stockholder, provided such Stockholder is an officer, director and/or holder of 10% or more of the total issued and outstanding shares of Company Common Stock, the representations and warranties of the Company contained in
Article 4 hereof are true and correct in all respects.

                                   ARTICLE 4.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

             The Company represents and warrants to Ikon as follows:

                  SECTION 4.1 Due Incorporation and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, has all requisite power and authority to own, lease and operate its assets, properties and Business and to conduct the Business as now being and as heretofore conducted. The Company is qualified to do business as a

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foreign corporation in the jurisdictions listed on Schedule 4.1 annexed hereto, and is not doing business in any other jurisdiction where qualification is required or the failure to qualify would have a material adverse effect on the Business or operations of the Company.

                  SECTION 4.2 Subsidiaries and Affiliates. The Company does not, directly or indirectly, own any shares of stock or other equity interest (including any form of profit participation) in, has not made any investment in, and does not control or have any proprietary interest in, any corporation, partnership, joint venture or other business association or entity other than as set forth in Schedule 4.2 annexed hereto (all such entities are hereinafter referred to collectively as the "Company Subsidiaries") which also sets forth the percentage ownership of the Company, directly or indirectly, in each of the Company Subsidiaries. All of the capital stock and other interests so held by the Company (directly or indirectly) as indicated on Schedule 4.2 are owned by the Company (directly or indirectly) free and clear of any claim, lien, encumbrance, security interest or agreement with respect thereto. All of the outstanding shares of capital stock in each of the Company Subsidiaries are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable corporate and securities laws. Except as indicated on Schedule 4.2, there are no irrevocable proxies, voting agreements or similar obligations with respect to such capital stock of the Company Subsidiaries, and no equity securities or similar obligations with respect to such capital stock of the Company Subsidiaries are or may become required to be issued or purchased by reason of any options, warrants, rights to subscribe to, puts calls, reservation of shares or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable

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for, shares of any capital stock of any Company Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Company Subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares. Each of the Company Subsidiaries is in good standing and qualified to do business in every jurisdiction in which the failure to qualify could have a material adverse effect upon the Subsidiary or the Company. Schedule 4.2 also sets forth the name of each of the Company's affiliates (other than the Company Subsidiaries), including joint venture affiliates (incorporated and unincorporated), and the nature of the affiliation.

                  SECTION 4.3 Articles of Incorporation and By-Laws. The Company has delivered to Ikon true and complete copies of its Certificate of Incorporation and By-Laws and each of the Company Subsidiaries as in effect on the date hereof, which instruments shall not be or have been amended between the dates thereof and the Closing Date.

                  SECTION 4.4 Capitalization. The total authorized capital stock of the Company consists solely of 8,000,000 shares of the Company Common Stock, of which only the Outstanding Company Shares are issued and outstanding as of the date hereof. The Outstanding Company Shares are, and the Conversion Company Shares and the May Conversion shares will be, validly issued, fully paid and non-assessable. Except for the Transactions and as set forth in Schedule 4.4 annexed hereto, there are no authorized or outstanding options, warrants, subscription calls, rights (including preemptive rights and rights to demand registration under the Act, commitments, conversion rights, plans or other agreements of any character obligating the Company to authorize, issue, deliver, sell or redeem any shares of its capital stock or any securities convertible into or evidencing the right to purchase any shares of such stock.

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                  SECTION 4.5 Officers and Directors. Annexed hereto as Schedule
4.5 is a true and correct list of the officers and directors of the Company as of the date of this Agreement.

                  SECTION 4.6 Financial Statements; Financial Matters.

                        (a) Annexed hereto as Schedule 4.6 (a) is the unaudited balance sheet of the Company as at March 31, 2001, and the related unaudited statements of operations and retained earnings and changes in financial position (cash flow) as at and for each of the two years then ended or for such shorter period for which the Company has been in existence (collectively the "Company Unaudited Financials"; the unaudited balance sheet as at March 31, 2001 included therein is sometimes referred to as the "Company Balance Sheet").

                        (b) At or prior to the Closing Date, the Company will have furnished Ikon with (i) the audited balance sheet of the Company as at March 31, 2001, and the related audited statements of operations, retained earnings (or stockholder deficit) and changes in financial position (cash flow) as at and for each of the two years then ended or for such shorter period for which the Company has been in existence, together with the unqualified opinion thereon of a firm of independent certified public accountants authorized to practice before the Securities and Exchange Commission (collectively, the "Company Audited Financials").

                        (c) The Company Unaudited Financials are, and the Company Audited Financials will be, (i) in accordance with the books and records of the Company, (ii) correct and complete, (iii) fairly present the financial position and results of operations of the Company as of the dates indicated, and
(iv) prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") (except that (x) unaudited financial statements may not be in accordance with GAAP because of the absence of

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footnotes normally contained therein and (y) interim (unaudited financials) are subject to normal year-end audit adjustments that in the aggregate will not have a material adverse effect on the Business, properties, assets, operations, liabilities, financial condition or prospects of the Company).

                  SECTION 4.7 Liabilities. Except as set forth on Schedule 4.7 annexed hereto, as of the date hereof, the Company has no direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known, or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of taxes, other governmental charges or lawsuits brought ("Liabilities"), other than (i) Liabilities fully and adequately reflected or reserved against on the Company Balance Sheet, and (ii) Liabilities incurred since March 31, 2001 in the ordinary course of business. The Company has no knowledge of any past or existing circumstance, condition, event or arrangement that may hereafter give rise to any Liabilities of the Company, or any successor to its business except in the ordinary course of business or as otherwise set forth on Schedule 4.7. Between the date hereof and the Closing Date, the Company will not, without the prior written consent of Ikon, incur or become subject to, or agree to incur or become subject to, any Liabilities except current liabilities and obligations incurred in the ordinary course of business or as contemplated by this Agreement or any exhibit or schedule hereto.

                  SECTION 4.8 Absence of Certain Changes. Since March 31, 2001, there has been no material adverse change in the condition, financial or otherwise, of the Company, other than changes occurring in the ordinary course of business which changes have not, individually or in the aggregate, had a material adverse effect on the Business, properties, assets, operations, liabilities, financial condition or prospects of the Company.

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                  SECTION 4.9 Tax Matters. The Company has filed all Federal, state, county and local income tax, franchise tax, real and personal property tax, payroll tax, occupation tax, sales tax, excise tax, and other tax returns which it is required to file, the failure to file which would materially adversely affect the assets, properties, Business, operations or financial condition or prospects of the Company, taken as a whole, and has paid, reserved or provided for all taxes shown on such returns, and all deficiencies or other assessments of tax, interest or penalties which have been served on or delivered to the Company. There are no claims with respect to Federal, state, county, local, foreign or other taxes. The Federal income tax returns of the Company have never been audited by the Internal Revenue Service. To the best knowledge of the Company, there is no unassessed tax deficiency proposed or threatened against the Company. No audit of any tax return of the Company is in progress. There are not in force any extensions of time with respect to the date on which any tax return was or is due to be filed by the Company or any waivers or agreements by the Company for an extension of time for the assessment or payment of any tax.

                  SECTION 4.10 Real and Personal Property - Leased to the Company. Set forth on Schedule 4.10(a) annexed hereto is a description of each lease under which the Company is the lessee of any real property, and on
Schedule 4.10 (b) annexed hereto is a description of each lease under which the Company is the lessee of any personal property. The premises or property described in said leases are presently occupied or used by the Company as lessee under the terms of such leases. All rentals due under such leases have been paid and there exist no defaults under the terms of such leases and no event has occurred which, upon passage of time or the giving of notice, or both, would result in any events of default or prevent the Company from exercising and obtaining the benefits of any rights or options contained therein. The Company

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has the full right, title and interest of the lessee under the terms of said leases, free of all liens, claims or encumbrances and all such leases are valid and in full force and effect.

                  SECTION 4.11 Title. The Company Balance Sheet reflects all of the material assets and properties of the Company, except to the extent the Company has acquired or disposed of any assets and properties, in the ordinary course of its business since March 31, 2001. The Company owns outright and has good and marketable title to all of its assets and properties, in each case free and clear of any lien or other encumbrance except for (i) immaterial assets and properties; (ii) liens or other encumbrances securing taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like persons, all of which are not yet due and payable and purchase money interests and similar security interests for goods purchased by the Company since March 31, 2001 in the ordinary course of business; (iii) defects of title, liens or other encumbrances of a character that do not materially impair the assets or properties of the Company or detract materially from the Business, or (iv) liens, claims, encumbrances or security interests reflected in the Company Balance Sheet. The assets and properties owned by the Company, as reflected on the Company Balance Sheet, are adequate to permit the Company to conduct the Business as presently conducted and to continue to conduct the Business after the Closing.

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                  SECTION 4.12 Intellectual Property.

                  (a) For purposes of this Agreement, the following terms have the following definitions:

                  "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets (whether currently existing or in development), proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all maskworks, mask work registrations and applications therefor, and all other rights corresponding thereto throughout the world; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, trade dress, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor throughout the world; (vii) all databases and data collections and all rights therein throughout the world; and (viii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded and all documentation related to any of the foregoing throughout the world.

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                  "Company Intellectual Property" shall mean any Intellectual
         Property that: (i) is owned by or exclusively licensed to the Company or any Company Subsidiary, or (ii) is necessary to the operation of the Company or the Company Subsidiaries, including the design, manufacture, sale and use of the products or performance of the services of the Company and the Company Subsidiaries, as it currently is operated or is reasonably anticipated to be operated in the future.

                  (b) Schedule 4.12 (a) annexed hereto sets forth all of the Company's and the Company Subsidiaries' United States and foreign (i) patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) maskwork registrations and applications to register mask works; and (v) other Company Intellectual Property that is the subject of an application, certificate or registration issued by or recorded by any state, government or other public legal authority, all of the foregoing, the "Registered Intellectual Property."

                  (c) Schedule 4.12 (c) annexed hereto sets forth any proceeding or actions before any court, tribunal (including the United States Patent Office ("PTO") or equivalent authority anywhere in the world) related to any of the Registered Intellectual Property.

                  (d) The Company or the Company Subsidiaries have complied with all applicable disclosure requirements and, to the best knowledge of the Company, have not committed any fraudulent act in the application for and maintenance of any patent, trademark or copyright of the Company or the Company Subsidiaries.

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                  (e) Each item of Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees in connection with such Registered Intellectual Property have been made and all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining, renewing or extending the registration of such Registered Intellectual Property. Schedule 4.12 (e) annexed hereto sets forth all actions and payments that must be made in the twelve month period following the Closing Date in connection with the preservation or maintenance of the Registered Intellectual Property.

                  (f) The Company and the Company Subsidiaries are not barred from seeking patents on any patentable inventions of the Company or the Company Subsidiaries that in the reasonable judgment of the Company would have been necessary to the operation of the Company or the Company Subsidiaries by "on-sale" or similar bars to, patentability or by failure to apply for a patent on such inventions within the time required.

                  (g) The contracts, licenses and agreements set forth on
         Schedule 4.12 (g) annexed hereto include all contracts, licenses and agreements to which the Company and the Company Subsidiaries are a party with respect to any Company Intellectual Property.

                  (h) The contracts, licenses and agreements set forth on
         Schedule 4.12 (g) are in full force and effect. The consummation of the Transactions will neither violate nor result in the breach, modification, cancellation, termination or suspension of the contracts, licenses and agreements set forth on Schedule 4.12 (g). Other than those matters that would not have a material adverse effect on the Company, and the Company Subsidiaries, the Company and the Company

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         Subsidiaries are in compliance with, and have not breached any term of the contracts, licenses and agreements set forth on Schedule 4.12 (g), and, to the best knowledge of the Company, all other parties to the contracts, licenses and agreements set forth on Schedule 4.12 (g) are in compliance with, and have not breached any material term of, such contracts, licenses and agreements. Following the Closing Date, the Company and the Company Subsidiaries will be permitted to exercise all of their respective rights under the contracts, licenses and agreements set forth on Schedule 4.12 (g) without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company or the Company Subsidiaries would otherwise be required to pay.

                  (i) Except as set forth on Schedule 4.12 (i) annexed hereto,
         (i) no person or entity has any rights to use any of the Company Intellectual Property; and (ii) the Company and the Company Subsidiaries have not granted to any person or entity, nor authorized any person or entity to retain, any rights in the Company Intellectual Property.

                  (j) Except as set forth on Schedule 4.12 (j) annexed hereto,
         (A) the Company or the Company Subsidiaries own and have good, valid and exclusive title to, and have the unrestricted right to license and use, each item of the Intellectual Property of the Company or the Company Subsidiaries, including all Registered Intellectual Property set forth on Schedule 4.12 (b), free and clear of any Lien; (ii) the Company or the Company Subsidiaries own, or have the right, pursuant to a valid contract, to use or operate all other Intellectual Property of the Company or the Company Subsidiaries, and (iii) the Company or one of its Company Subsidiaries is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the

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         business of the Company and the Company Subsidiaries, including the sale of any products or the provision of any services by the Company and the Company Subsidiaries.

                  (k) To the Company's best knowledge, the operation of the Business of the Company and the Company Subsidiaries , taken as a whole, as such Business currently is conducted, or as reasonably contemplated to be conducted, including the Company and the Company Subsidiaries design, development, manufacture, marketing and sale of the products or services of the Company and the Company Subsidiaries has not, does not and will not infringe or misappropriate the Intellectual Property of any other person or entity.

                  (l) Except as set forth on Schedule 4.12 (l), attached hereto, the Company has not received any written notice from any person or entity that the design, development, manufacture and sale of the Company or the Company Subsidiaries' products and provision of their respective services, infringes or misappropriates the Intellectual Property of any person or entity.

                  (m) The Company and the Company Subsidiaries own or have the right to use all Intellectual Property necessary to the conduct their respective business as currently is conducted or is reasonably contemplated to be conducted, including , without limitation. the design, development, manufacture and sale of all products currently manufactured or sold by the Company and the Company Subsidiaries and the performance of all services provided by the Company or the Company Subsidiaries.

                  (n) Except as set forth on Schedule 4.12 (n), annexed hereto, to the Company's best knowledge, no person or entity has or is infringing or misappropriating any Company Intellectual Property.

                  (o) Except as set forth on Schedule 4.12 (o) attached hereto, no Company Intellectual Property, or product or service of the Company Subsidiaries is subject to any proceeding or outstanding decree, order judgment, or stipulation restricting in any manner the use or licensing thereof by the Company or the Company Subsidiaries, or which may affect the validity, use licensing or enforceability of such Company Intellectual Property.

                  (p) The Company and the Company Subsidiaries own exclusively and have good title to all copyrighted works that are the Company's and the Company Subsidiaries' products or which the Company or the Company Subsidiaries otherwise purport to own, except for those copyrighted works licensed to the Company and the Company Subsidiaries set forth on
         Schedule 4.12 (p) annexed hereto.

                  (q) Except as set forth on Schedule 4.12 (q) annexed hereto, and except for work, inventions or material created by advertising or other marketing firms on behalf of the Company and the Company Subsidiaries to which any such firm has retained all rights, to the extent that any work, invention, or material has been developed or created by a third party for the Company or the Company Subsidiaries, the Company or the Company Subsidiaries have a written agreement with such third party with respect thereto and the Company or the Company Subsidiaries thereby have obtained ownership of, and are the exclusive owners of, all Intellectual Property in such work, material or invention by operation of law or valid assignment.

                  SECTION 4.13 Contracts and Other Agreements. Schedule 4.13 annexed hereto sets forth, as of the date of this Agreement, all contracts, commitments, understandings, arrangements and other agreements to which the Company is a party or by or to which any of the Company's properties are bound or subject (collectively, the "Contracts"), except (i) Contracts made in the ordinary course of business of the Company and involving the payment to or by the Company of less than $25,000 with respect to any one contract or $25,000 with respect to any related Contracts and (ii) any Contract that is terminable by the Company upon not more than 30 days notice and with the payment of a termination penalty, if any, not exceeding $5,000. There have been delivered or made available to Ikon true and complete copies of all the Contracts and other agreements set forth on Schedule 4.13 or on any other Schedule. All of the Contracts are valid, subsisting, in full force and effect and binding upon the parties thereto in accordance with their terms, and the Company has paid in full or accrued all amounts due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder, and is not in default in any material respect under any of them, nor, to the Company's best knowledge, is any other party to any Contract in default thereunder, nor, to the Company's best knowledge, does any condition exist that with notice or lapse of time or both would constitute a default thereunder that would give the other party thereto the right to terminate such Contract. Except as separately identified on
Schedule 4.13, no approval or consent of any person is needed in order that the Contracts set forth on Schedule 4.13 or on any other Schedule continue in full force and effect following the consummation of the Transactions. Between the date hereof and the Closing Date, the Company will not, without Ikon's prior written consent, become a party to any Contract of the types listed in this
Section 4.13 (other than contracts with bona fide third parties entered into in the ordinary course of the Company's business on terms commercially reasonable within the industry or on terms similar to those contained in Contracts currently in effect to which the Company is a party), or make or permit the amendment or termination (other than in the ordinary course and excluding the termination of Contracts by their terms) of any Contract listed on Schedule 4.13.

                  SECTION 4.14 Insurance. Annexed hereto as Schedule 4.14 is a list of all policies of insurance covering the Company (specifying the insurer, amount of coverage, type of insurance, policy number and any pending claims thereunder). True copies of all such policies have been made available by the Company to Ikon. The Company will cause such policies to be maintained in effect until and at the Closing Date. To the best knowledge of the Company, the Company has not failed to give any notice or present any material claim under any insurance policy in due and timely fashion.

                  SECTION 4.15 Litigation; Actions and Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental, administrative or regulatory body or arbitration or mediation tribunal against or involving the Company. Except as set forth in Schedule 4.15 annexed hereto, there are no actions, suits or claims or legal, administrative, regulatory, governmental or arbitral proceedings or investigations (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or, to the Company's best knowledge, threatened against or involving the Company or any of its properties or assets, nor, to the best knowledge of the Company, are there any grounds therefor, that individually or in the aggregate, could have a material adverse effect upon the transactions contemplated hereby or upon the assets, properties, Business, operations, or condition (financial or otherwise) of the Company. There are no actions, suits or claims or legal, administrative, regulatory, governmental or arbitral proceedings pending or, to the Company's best knowledge, threatened that would give rise to any right of indemnification on the part of any director or officer of the Company, or the heirs, executors or administrators of such director or officer, against the Company or any successor to the Business.

                  SECTION 4.16 Operations of the Company. (a) Except as set forth on Schedule 4.16 annexed hereto, since March 31, 2001, the Company has not:

                  (i) amended its Certificate of Incorporation or By-Laws or merged with or into or consolidated with any other person, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

                  (ii) issued or sold or purchased, or issued options or rights to subscribe to, or entered into any contracts or commitments to issue or sell or purchase, any shares of its capital stock;

                  (iii) entered into or amended any employment agreement (other than employment agreements or at will employment arrangements entered into or amended in the ordinary course of the Company's business), entered into or amended any agreement with any labor union or association representing any employee, adopted, entered into, or amended any employee benefit plan;

                  (iv) except in the ordinary course of business and not in excess of $25,000 (individually or in the aggregate), incurred any indebtedness for borrowed money;

                  (v) declared or paid any dividends or declared or made any other distributions of any kind to the Stockholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;

                  (vi) materially reduced its cash or short term investments or their equivalent;

                  (vii) waived any right of material value to its business;

                  (viii) made any change in its accounting methods or practices or made any change in depreciation or amortization policies or rates adopted by it;

                  (ix) materially changed any of its business policies;

                  (x) granted or paid any wage or salary increase in excess of $25,000 per annum, or any bonus in excess of $5,000, or any increase in any other direct or indirect compensation, for or to any of its officers, directors, employees, consultants, agents, brokers, independent contractors or other representatives, or any accrual for or commitment or agreement to make or pay the same;

                  (xi) made any loan or advance to any of the Stockholders, its, officers, directors, employees, consultants, agents, brokers, independent contractors or other representatives (other than travel, entertainment or business expense advances made in the ordinary course of business), or made any other loan or advance otherwise than consistently with past practice in the ordinary course of business;

                  (xii) made any payment or commitment to pay any severance or termination pay to any of its officers, directors, consultants, agents, brokers, independent contractors or other representatives, other than payments or commitments to pay persons other than its officers, directors or the Stockholders made in the ordinary course of business;

                  (xiii) entered into any lease (as lessor or lessee); sold, abandoned or made any other disposition of any of its assets or properties (except in the ordinary course of business); granted or suffered any lien or other encumbrance on any of its assets or properties; entered into (except in the ordinary course of business) or amended any contract or other agreement to which it is a party, or by or to which it or its assets or properties are bound or subject, or pursuant to which it agrees to indemnify any party or to refrain from competing with any party;

                  (xiv) except in the ordinary course of business and in amounts less than $10,000 in each case, incurred or assumed any Liability;

                  (xv) made any acquisition of or entered into any agreement to acquire all or any part of the assets, properties, capital stock or business of any other person;

                  (xvi) failed to pay timely any of its material liabilities in accordance with their terms; and

                  (xvii) except in the ordinary course of business, entered into any other material contract or other agreement or other material transaction.

                           (b) Between the date hereof and the Closing, the
Company will not, without the prior written consent of Ikon, do any of the things listed in clauses (i) through (xvii) of Section 4.16 (a).

                  SECTION 4.17 Compliance with Laws. The Company is not in default under or in violation of any applicable order, judgment, injunction, award or decree, any material applicable federal, state, or local statute, law, ordinance, rule or regulation, including without limitation, the Employee

Retirement Income Security Act of 1974, as amended ("ERISA",) or the provisions of any franchise or license, or of any other material requirement of any governmental, regulatory, administrative or industry body, court or arbitrator applicable to the Company or the Business. The Company is not in default under or in violation of any provisions of its Certificate of Incorporation or its By-Laws, or any material instrument, contract, mortgage, indebtedness, indenture or other agreement to which the Company is a party or by or to which the Company or any of its assets or properties may be bound or subject.

                  SECTION 4.18 Licenses, Permits and Certificates. The Company and the Company Subsidiaries have all material licenses, permits, certificates, authorizations, approvals and consents required by any governmental authority to legally operate the Business as now operated and as contemplated and such licenses, permits, certificates, authorizations, approvals and consents are listed on Schedule 4.18 annexed hereto. No governmental, regulatory or industry permits, consents, waivers, approvals or authorizations are necessary in connection with the consummation of the Transactions or to permit the Company to conduct the Business after the Closing in the manner and to the extent presently conducted and contemplated to be conducted.

                  SECTION 4.19 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation of the Transactions will not (a) result in a violation of the Company's Certificate of Incorporation or By-Laws, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party, or (c) result in a violation of any law, rule, regulation, by-law, directive, order, judgment or decree (including federal, state, provincial and municipal securities laws and regulations) applicable to the Company or by which any of its property or assets is bound or affected, except to the extent that matters within clauses (b) and (c) immediately above would not have a material adverse effect on the Business, properties, assets, operations, liabilities, financial condition or prospects of the Company, or the ability of the Company to perform this Agreement and the other Transaction Documents.

                  SECTION 4.20 Labor Agreements, Employee Benefit Plans, and Employment Agreements. Except as set forth on Schedule 4.20 annexed hereto, neither the Company nor any of the Company Subsidiaries is a party to (a) any union collective bargaining, works council, or similar agreement or arrangement,
(b) any qualified or non-qualified pension, retirement, severance, profit-sharing, deferred compensation, bonus, stock option, stock purchase, retainer, consulting, health, welfare or incentive plan or agreement, (c) any plan or policy providing for employee benefits, including but not limited to vacation, disability, sick leave, medical, hospitalization, life and other insurance plans, and related benefits, or (d) any employment agreement. Neither the Company nor any of the Company Subsidiaries is presently a party to any "employee leasing" agreement or arrangement and neither the Company nor any of the Company Subsidiaries have any liability in respect of any such agreement or arrangement to which it was, at any time, a party, but which is no longer in effect.

                  SECTION 4.21 Books and Records. The books of account and other corporate records of the Company and the Company Subsidiaries made or to be made available to Ikon in connection with the Transactions and the due diligence inquiries made by Ikon in connection herewith, are in all respects complete and correct, have been maintained in accordance with good business practices and the matters contained therein are accurately reflected on the financial statements of the Company furnished or to be furnished hereunder by the Company to Ikon.

                  SECTION 4.22 Accounts Receivable. All accounts receivable of the Company that will be reflected on the Company Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable"), will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. The reserves shown on the Company Balance Sheet or on the accounting records of the Company as of the Closing Date with respect to the Accounts Receivable will be adequate consistent with past practice. There will be no contest, claim, or right of set-off in any agreement with any maker of an Account Receivable relating to the amount or validity of such Account Receivable.

                  SECTION 4.23 Certain Payments. Neither the Company nor, to the Company's best knowledge, any officer, employee, agent or affiliate of the Company, has, directly or indirectly, given or agreed to give or solicited or received any gift, rebate or similar benefit to any customer, supplier, governmental employee or other person or entity which (i) might subject the Company or Ikon to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past might have had an adverse effect on the assets, business or operations of the Company or (iii) if not continued in the future might adversely affect the assets, business, operations or prospects of the Company.

                  SECTION 4.24 Full Disclosure All documents and other papers delivered by or on behalf of the Company in connection with this Agreement and the Transactions are, to the best of the Company's knowledge, authentic and true and complete in all material respects. No representation or warranty of the

Company, and no document or other paper furnished by or on behalf of the Company pursuant to this Agreement or in connection with the Transactions, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made in the context in which made, not false or misleading. To the Company's best knowledge, there is no fact that the Company has not disclosed to Ikon that materially adversely affects, or so far as the Company can now foresee, will materially adversely affect, the Business or the assets, properties, operations or condition (financial or otherwise) of the Company or the ability of the Stockholders to perform this Agreement.

                                    ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF IKON

                  Ikon represents and warrants to the Stockholders as follows:

                  SECTION 5.1 Due Incorporation and Qualification. Ikon is a corporation duly incorporated, validly existing and in good standing under the laws of Nevada, and has all requisite power and authority to own, lease and operate its assets, properties and business and to conduct its business as now being and as heretofore conducted. Ikon is not qualified to do business as a foreign corporation in any jurisdiction, and is not doing business in any jurisdiction, where qualification is required or the failure to qualify would have a material adverse effect on the business or operations of Ikon.

                  SECTION 5.2 Authority to Execute and Perform Agreements. Ikon has full authority to execute and deliver this Agreement and the other Transaction Documents, and the consummation of the Transactions have been duly authorized by all necessary corporate action of Ikon. This Agreement has been duly executed and delivered and is the valid and binding obligation of Ikon. Other than the filing of a current report on Form 8-K with the Commission following the consummation of the Transactions, the execution and delivery of this Agreement, the consummation of the Transactions and the performance by Ikon of this Agreement in accordance with its terms and conditions will not require the approval, consent of, waiver, order or authorization of, notification to, or registration, declaration or filing with, any Federal, state, county, local or other governmental or regulatory body or the approval or consent of any other person.

                  SECTION 5.3 Subsidiaries and Affiliates. Ikon does not, directly or indirectly, own any shares of stock or other equity interest (including any form of profit participation) in, has not made any investment in, and does not control or have any proprietary interest in any corporation, partnership, joint venture or other business association or entity. Schedule 5.3 annexed hereto sets forth the name of each of Ikon's affiliates (other than subsidiaries), including joint venture affiliates (incorporated and unincorporated), and the nature of the affiliation.

                  SECTION 5.4 Officers and Directors. Annexed hereto as Schedule
5.4 is a true and correct list of the officers and directors of Ikon.

                  SECTION 5.5 Articles of Incorporation and By-Laws. Ikon has delivered to the Stockholders true and complete copies of its Certificate of Incorporation and By-Laws as in effect on the date hereof, which instruments shall not be or have been amended between the dates thereof and the Closing Date.

                  SECTION 5.6 Capitalization. (a) The total authorized capital stock of Ikon consists of (i) 100,000,000 shares of Ikon Common Stock, of which 310,913 shares are validly issued and outstanding, fully paid and non-assessable. Except as set forth in Schedule 5.6 annexed hereto and Section
5.23 hereof and except for 5,000,000 shares of Ikon Common Stock reserved for issuance under the Ikon 2001 Employee Stock Compensation Plan and 22,250 shares of Ikon Common Stock reserved for issuance under the 1999 Ikon Compensation Plan (a true and correct copy of each of which has been furnished to the Stockholders), there are no authorized or outstanding options, warrants, subscription calls, rights (including preemptive rights and rights to demand registration under the Act), commitments, conversion rights, plans or other agreements of any character obligating Ikon to authorize, issue, deliver, sell or redeem any shares of its capital stock or any securities convertible into or evidencing the right to purchase any shares of such stock.

                  (b) The Ikon Shares to be issued to the Stockholders pursuant to this Agreement, will, when issued in accordance with the terms of this Agreement, be validly issued, fully paid and nonassessable.

                  SECTION 5.7 SEC Reports. Ikon has delivered to the Stockholders a true and correct copy of each of the following documents (the "SEC Reports"): (a) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, (b) Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on March 16, 2001, (c)

Quarterly Report on Form 10-QSB for the three months ended March 31, 2001, (d) Definitive Proxy Statement filed with the Commission on February 1, 2001, (e) Current Report on Form 8-K filed with the Commission on December 18, 2000, (f) Registration Statement on Form 10SB filed with the Commission on February 3, 2000 and (g) all other reports and registration statements filed with the Commission since February 3, 2000. The SEC Reports constitute all of the documents and reports that Ikon was required to file with the Commission pursuant to the Exchange Act and the rules and regulations promulgated thereunder by the Commission since February 3, 2000. As of their respective dates, the SEC Reports comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and none of the SEC Reports contained an untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  SECTION 5.8 Financial Statements.

                  (a) Included in the SEC Reports are the audited balance sheets of the Ikon as at December 31, 2000 and 1999, and the related statements of income, stockholders' equity and cash flows for the two years then ended, together with the unqualified report thereon (except with respect to continuation as a going concern) of HLB Kidsons ("HLBK), registered auditors and chartered accountants (collectively, "Ikon's Audited Financials").

                  (b) Included in the SEC Reports is the unaudited balance sheet of Ikon as at March 31, 2001, and the related statements of operations and cash flows for the three months ended March 31, 2001 and 2000, as reviewed by HLBK ("Ikon's Interim Financials"). The unaudited balance sheet included in Ikon's Interim Financials is hereinafter referred to as Ikon's Interim Balance Sheet.

Since April 1999, Ikon has been inactive except for maintaining its corporate existence, seeking business opportunities and negotiating this Agreement.

                  (c) Ikon's Audited Financials and Ikon's Interim Financials are (i) in accordance with the books and records of Ikon, (ii) correct and complete, (iii) fairly present the financial position and results of operations of Ikon as of the dates indicated, and (iv) prepared in accordance with GAAP (except that (x) unaudited financial statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein, and (y) interim (unaudited) financials are subject to normal year-end audit adjustments that in the aggregate will not have a material adverse effect on the business, properties, assets, operations, liabilities, financial condition or prospects of
Ikon).

                  SECTION 5.9 Liabilities. Except as set forth on Schedule 5.9 annexed hereto, as of the date hereof, Ikon has no direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known, or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of taxes, other governmental charges or lawsuits brought ("Liabilities"), other than (i) Liabilities fully and adequately reflected or reserved against on the Ikon's Interim Balance Sheet,
(ii) Liabilities incurred since March 31, 2001 in the ordinary course of business and (iii) Liabilities incurred in connection with the preparation and execution of this Agreement and the consummation of the Transactions. Ikon has no knowledge of any past or existing circumstance, condition, event or arrangement that may hereafter give rise to any Liabilities of Ikon, or any successor to its business except in the ordinary course of business or as otherwise set forth on Schedule 5.9. Ikon will not between the date hereof and the Closing Date, without the prior written consent of the Stockholders, incur or become subject to, or agree to incur or become subject to, any Liabilities except current liabilities and obligations incurred in the ordinary course of business or as contemplated by this Agreement or any exhibit or schedule hereto.

                  SECTION 5.10 Tax Matters. Ikon has filed all Federal, state, county and local income tax, franchise tax, real and personal property tax, payroll tax, occupation tax, sales tax, excise tax, and other tax returns which it is required to file, the failure to file which would materially adversely affect the assets, properties, business, operations or financial condition or prospects of Ikon, and has paid, reserved or provided for all taxes shown on such returns, and all deficiencies or other assessments of tax, interest or penalties which have been served on or delivered to Ikon. There are no claims against Ikon with respect to Federal, state, county, local, foreign or other taxes. The Federal income tax returns of Ikon have never been audited by the Internal Revenue Service. To the best knowledge of Ikon, there is no unassessed tax deficiency proposed or threatened against Ikon. No audit of any tax return of Ikon is in progress. There are not in force any extensions of time with respect to the date on which any tax return was or is due to be filed by Ikon or any waivers or agreements by Ikon for an extension of time for the assessment or payment of any tax.

                  SECTION 5.11 Real and Personal Property - Leased to Ikon. Ikon is not a party to or otherwise bound by any lease of real or personal property.

                  SECTION 5.12 Title. Ikon does not own any assets other than cash or cash equivalents.

                  SECTION 5.13 Intangible Property.

                  (a) Ikon does not own any patents, patent applications, trademark and service mark registrations or registration applications, U.S. copyright registrations or registration applications. Ikon is not a party to or otherwise bound by any confidentiality, nondisclosure or license agreements granting rights under one or more patents, patent applications, trademark or service registrations and registration applications, U.S. copyright registrations or registration applications by or to Ikon.

                           (b) (i) Ikon does not infringe a patent, U.S.
trademark registration, U.S. service mark registration or copyright of a third party and (ii) no party has asserted a claim against Ikon that Ikon infringes a patent, trademark, copyright, trade name or trade secret of a third party.

                  SECTION 5.14 Contracts and Other Agreements. Schedule 5.14 annexed hereto sets forth, as of the date of this Agreement, all contracts, commitments, understandings, arrangements and other agreements to which Ikon is a party or by or to which any of Ikon's properties are bound or subject (collectively also referred to herein as the "Contracts"). There have been delivered or made available to the Stockholders true and complete copies of all the Contracts and other agreements set forth on Schedule 5.14 or on any other Schedule. All of the Contracts are valid, subsisting, in full force and effect and binding upon the parties thereto in accordance with their terms, and Ikon has paid in full or accrued all amounts due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder, and is not in default in any material respect under any of them, nor, to Ikon's best knowledge, is any other party to any Contract in default thereunder, nor, to Ikon's best knowledge, does any condition exist that with notice or lapse of time or both would constitute a default thereunder that would give the other party thereto the right to terminate such Contract. Except as separately identified on Schedule 5.14, no approval or consent of any person is needed in order that the Contracts set forth on Schedule 5.14 or on any other Schedule continue in full force and effect following the consummation of the Transactions. Ikon will not, between the date hereof and the Closing Date, without the Stockholders' prior written consent, become a party to any Contract or make or permit the amendment or termination (other than in the ordinary course and excluding the termination of Contracts by their terms) of any Contract listed on Schedule 5.14.

                  SECTION 5.15 Litigation; Actions and Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental, administrative or regulatory body or arbitration or mediation tribunal against or involving Ikon. There are no actions, suits or claims or legal, administrative, regulatory, governmental or arbitral proceedings or investigations (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or, to Ikon's best knowledge, threatened against or involving Ikon or any of its properties or assets, nor, to the best knowledge of Ikon, are there any grounds therefor, that individually or in the aggregate, could have a material adverse effect upon the transactions contemplated hereby or upon the assets, properties, business, operations, or condition (financial or otherwise) of Ikon. There are no actions, suits or claims or legal, administrative, regulatory, governmental or arbitral proceedings pending or, to Ikon's best knowledge, threatened that would give rise to any right of indemnification on the part of any director or officer of Ikon, or the heirs, executors or administrators of such director or officer, against Ikon or any successor to its business.

                  SECTION 5.16 Operations of Ikon. (a) Except as set forth on
Schedule 5.16 hereto, since March 31, 2001, Ikon has not:

                  (i) amended its Certificate of Incorporation or By-Laws or merged with or into or consolidated with any other person, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

                  (ii) issued or sold or purchased, or issued options or rights to subscribe to, or entered into any contracts or commitments to issue or sell or purchase, any shares of its capital stock;

                  (iii) entered into or amended any employment agreement (other than employment agreements or at will employment arrangements entered into or amended in the ordinary course of Ikon's business), entered into or amended any agreement with any labor union or association representing any employee, adopted, entered into, or amended any employee benefit plan;

                  (iv) incurred any indebtedness for borrowed money;

                  (v) declared or paid any dividends or declared or made any other distributions of any kind to its stockholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;

                  (vi) materially reduced its cash or short term investments or their equivalent;

                  (vii) waived any right of material value to its business;

                  (viii) made any change in its accounting methods or practices or made any change in depreciation or amortization policies or rates adopted by it;

                  (ix) materially changed any of its business policies;

                  (x) approved, granted or paid any wage or salary increase in excess of $25,000 per annum, or any bonus in excess of $5,000, or any increase in any other direct or indirect compensation, for or to any of its officers, directors, employees, consultants, agents, brokers, independent contractors or other representatives, or any accrual for or commitment or agreement to make or pay the same;

                  (xi) made any loan or advance to any of its stockholders, officers, directors, employees, consultants, agents, brokers, independent contractors or other representatives (other than travel, entertainment or business expense advances made in the ordinary course of business), or made any other loan or advance otherwise than consistently with past practice in the ordinary course of business;

                  (xii) made any payment or commitment to pay any severance or termination pay to any of its officers, directors, consultants, agents, brokers, independent contractors or other representatives, other than payments or commitments to pay persons other than its officers, directors or stockholders made in the ordinary course of business;

                  (xiii) entered into any lease (as lessor or lessee); sold, abandoned or made any other disposition of any of its assets or properties (except in the ordinary course of business); granted or suffered any lien or other encumbrance on any of its assets or properties; entered into (except in the ordinary course of business) or amended any contract or other agreement to which it is a party, or by or to which it or its assets or properties are bound or subject, or pursuant to which it agrees to indemnify any party or to refrain from competing with any party;

                  (xiv) except in the ordinary course of business and in amounts less than $10,000 in each case, incurred or assumed any Liability;

                  (xv) made any acquisition of or entered into any agreement to acquire all or any part of the assets, properties, capital stock or business of any other person;

                  (xvi) failed to pay timely any of its material liabilities in accordance with their terms or otherwise in the ordinary course of business; and

                  (xvii) except in the ordinary course of business, entered into any other material contract or other agreement or other material transaction.

                           (b) Ikon will not, between the date hereof and the
Closing, without the prior written consent of the Stockholders, do any of the things listed in clauses (i) through (xvii) of Section 5.16(i), except that Ikon may offer for sale and sell to accredited investors a maximum of 100,000 shares of Ikon Common Stock and except as contemplated under this Agreement.

                  SECTION 5.17 Compliance with Laws. Ikon is not in default under or in violation of any applicable order, judgment, injunction, award or decree, of any material applicable Federal, state, or local statute, law, ordinance, rule or regulation including, without limitation, ERISA or the provisions of any franchise or license, or of any other material requirement of any governmental, regulatory, administrative or industry body, court or arbitrator applicable to Ikon. Ikon is not in default under or in violation of any provisions of its Certificate of Incorporation or its By-Laws, or any material instrument, contract, mortgage, indebtedness, indenture or other agreement to which Ikon is a party or by or to which Ikon or any of its assets or properties may be bound or subject.

                  SECTION 5.18 Licenses, Permits and Certificates. Ikon does not have any material licenses, permits, certificates, authorizations, approvals and consents from any governmental authority and none are required to legally operate its business. No governmental, regulatory or industry permits, consents, waivers, approvals or authorizations are necessary in connection with the consummation of the Transactions.

                  SECTION 5.19 No Conflicts. The execution, delivery and performance of the Transaction Documents by Ikon and the consummation by Ikon of the Transactions will not (a) result in a violation of Ikon's Certificate of Incorporation or By-Laws, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which Ikon is a party, or (c) result in a violation of any law, rule, regulation, by-law, directive, order, judgment or decree (including Federal, state, provincial and municipal securities laws and regulations) applicable to Ikon or by which any of its property or assets is bound or affected, except to the extent that matters within clauses (b) and (c) immediately above would not have a material adverse effect on the business, properties, assets, operations, liabilities, financial condition or prospects of Ikon, or the ability of Ikon to perform this Agreement and the other Transaction Documents.

                  SECTION 5.20 Labor Agreements, Employee Benefit Plans and Employment Agreements. Except as set forth in Schedule 5.20 annexed hereto, Ikon is not a party to (a) any union collective bargaining, works council, or similar agreement or arrangement, (b) any qualified or non-qualified pension, retirement, severance, profit-sharing, deferred compensation, bonus, stock option, stock purchase, retainer, consulting, health, welfare or incentive plan or agreement, oral or written, whether legally binding or not, (c) any plan or policy providing for employee benefits, including but not limited to vacation, disability, sick leave, medical, hospitalization, life and other insurance plans, and related benefits, or (d) any employment agreement. Ikon is not presently a party to any "employee leasing" agreement or arrangement, nor does Ikon have any liability in respect of any such agreement or arrangement to which it was, at any time, a party, but which is no longer in effect.

                  SECTION 5.21 Books and Records. The books of account and other corporate records of Ikon made or to be made available to the Stockholders in connection with the Transactions and the due diligence inquiries made by the Stockholders in connection herewith, are in all respects complete and correct and have been maintained in accordance with good business practices and the matters contained therein are accurately reflected in all material respects on the financial statements of Ikon furnished or to be furnished hereunder by Ikon to the Stockholders.

                  SECTION 5.22 Ownership of the Ikon Shares. (a) Ikon is not bound by or subject to any voting trust arrangement, proxy, voting agreement, stockholder agreement, purchase agreement or other agreement or understanding, except as contemplated hereunder, (i) granting any option, warrant or other right to purchase all or any of the Ikon Shares or the shares of Ikon Common Stock issuable upon exercise of the New Warrants (the "Ikon Warrant Shares") to any person, (ii) restricting the right of Ikon to issue the Ikon Shares, or
(iii) otherwise restricting any rights of Ikon with respect to the Ikon Shares and the Ikon Warrant Shares (including restrictions as to the voting or disposition of the Ikon Shares or the shares of Ikon Warrant Shares); (b) Ikon has the absolute and unrestricted right, power and capacity to issue the Ikon Shares and the Ikon Warrant Shares, and (c) upon issuance to the Stockholders of the Ikon Shares hereunder and the Ikon Warrant Shares to the holders of the New Warrants in accordance with the terms of the New Warrants, the Stockholders and such holders will acquire good and valid title to the Ikon Shares or the Ikon Warrant shares, as the case may be, free and clear of any liens, charges or encumbrances except as contemplated hereunder .

                  SECTION 5.23 Finders and Investment Bankers. Ikon has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Transactions.

                  SECTION 5.24 Absence of Certain Changes. Since March 31, 2001, there has been no material adverse change in the condition, financial or otherwise, of Ikon, other than changes occurring in the ordinary course of business which changes have not, individually or in the aggregate, had a material adverse effect on the business, properties, assets, operations, liabilities, financial condition or prospects of Ikon and other than as set forth in Schedule 5.24 annexed hereto.

                  SECTION 5.25 Insurance. Ikon does not maintain any insurance.

                  SECTION 5.26 Full Disclosure. All documents and other papers delivered by or on behalf of Ikon in connection with this Agreement and the Transactions are, to the best of Ikon's knowledge, authentic and true and complete in all material respects. No representation or warranty of Ikon contained in this Agreement, and no document or other paper furnished by or on behalf of Ikon pursuant to this Agreement or in connection with the Transactions, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made in the context in which made, not false or misleading. To Ikon's best knowledge, there is no fact that Ikon has not disclosed to the Stockholders that materially adversely affects, or so far as Ikon can now foresee, will materially adversely affect, the assets, properties, business, operations or condition (financial or otherwise) of Ikon or the ability of Ikon to perform this Agreement.

                                    ARTICLE 6

                     COVENANTS AND AGREEMENTS OF THE PARTIES

                  SECTION 6.1 Conduct of Business.

                           (a) Between the date hereof and the Closing Date,
except as otherwise contemplated in this Agreement, the Company shall conduct its business in the ordinary and usual course, and the Company, without the prior consent of Ikon, will not change in any material respect any business policy or practice or take any action which would violate Section 4.16 hereof.

                           (b) Between the date hereof and the Closing Date,
except as otherwise contemplated in this Agreement, Ikon shall conduct its business in the ordinary and usual course, and shall not, without the prior consent of the Stockholders, change in any material respect any business policy or practice or take any action which would violate Section 5.16 hereof.

                  SECTION 6.2 Access and Investigation.

                           (a) Between the date hereof and the Closing Date, the
Company agrees to afford Ikon and its directors, officers, employees, agents, consultants, advisors, or other representatives, including legal counsel, accountants, and financial advisors (collectively, "Representatives") full and free access, during normal business hours and at such other reasonable times as otherwise may be required under the circumstances, to the Company's personnel, properties, contracts, books, records and other existing documents and data as Ikon may reasonably request.

                           (b) Between the date hereof and the Closing Date,
Ikon will afford the Stockholders and their Representatives full and free access, during normal business hours and at such other reasonable times as otherwise may be required under the circumstances, to Ikon's personnel, properties, contracts, books, records and other existing documents and data as the Stockholders may reasonably request.

                  SECTION 6.3 Litigation. Between the date hereof and the Closing Date, Ikon and the Stockholders will promptly notify each other of any lawsuits, claims, proceedings or investigations which are threatened or commenced against either Ikon or the Company, or against any officer, employee, agent, consultant or director thereof, which may relate to, or affect the stockholders, the Business of the Company or Ikon or their respective assets, this Agreement or the Transactions.

                  SECTION 6.4 Actions with Respect to Closing. Each of the parties hereto agrees to use his, her or its best efforts to bring about the satisfaction of the conditions precedent to the obligation of the other parties hereto to effect the Closing (to the extent that such satisfaction is dependent on the actions on the part of the initial party of commission or omission) and to cause its covenants and agreements contained in this Agreement to be satisfied and performed hereunder.

                  SECTION 6.5 Public Statement. No party hereto shall, without the prior consent of the other parties hereto, make any public statement, announcement or release to trade publications or to the press, or make any statements to any competitor, customer or any third party, with respect to this Agreement except to the extent that any party is advised by his, her or its counsel that a public statement is required by law and then only upon prior notice to the other parties hereto.

                  SECTION 6.6 Consent to Jurisdiction and Service of Process. Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted in any state or Federal court of competent jurisdiction located in New York County, State of New York, United States, and each party agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the exclusive jurisdiction of any such court in any such action, suit or proceeding. Ikon hereby appoints Steven A. Saide, Esq., at his offices at 245 Park Avenue, New York, NY 10167, and the Stockholders hereby appoint Gersten, Savage & Kaplowitz, LLP, at its offices at 101 East 52nd Street, New York, NY 10022 (or at each such person's or entity's office at such other address as such person or entity hereafter furnishes to the other parties), as such party's authorized agent to accept and acknowledge on such party's behalf service of any and all process that may be served in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided

                  SECTION 6.7 Expenses. Each of the parties to this Agreement shall, except as otherwise specifically provided herein, bear his, her and its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the Transactions, including without limitation, all fees and expenses of agents, representatives, counsel and accountants.

                  SECTION 6.8 Bridge Loan. Simultaneous with the execution of this Agreement by all of the parties hereto, Ikon agrees to loan the Company $100,000. Such loan shall be evidenced by and be repayable in accordance with the terms and conditions of a promissory note substantially in the form of Exhibit A annexed hereto to be executed and delivered by the Company.

                  SECTION 6.9 Confidential Information.

                  (a) Each of Ikon and the Company has disclosed and delivered and will through the Closing disclose and deliver to the other party certain information about its respective business and operations prepared by such party or its advisors (such party when disclosing such information being the "Disclosing Party" and such party when receiving such information being the "Receiving Party"). All such information furnished by the Disclosing Party or its Authorized Persons (as defined below), whether furnished before or after the date hereof, whether oral or written, and regardless of the manner in which it is furnished, is referred to herein as "Proprietary Information." Proprietary Information does not include, however, information which (a) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party or its Authorized Persons, (b) was available to the Receiving Party on a nonconfidential basis prior to its disclosure by the Disclosing Party or its Authorized Persons, provided that the source of such information is not known to the Receiving Party to be obligated to maintain such information as confidential, (c) becomes available to the Receiving Party on a nonconfidential basis from a Person other than the Disclosing Party or its Authorized Persons that is not otherwise bound by a confidentiality agreement with the Disclosing Party or any of its Authorized Persons, or is otherwise not under an obligation to the Disclosing Party or any of its Authorized Persons not to transmit the information to the Receiving Party or any other third party or (d) required to be disclosed in connection with this Agreement or any other documents contemplated hereby. As used in this Agreement, the term "Authorized Person" means, as to any Person, those Persons that are actively and directly participating in the evaluation and negotiation of the transactions contemplated by this Agreement.

                  (b) Subject to Section 6.9 (a), unless otherwise agreed to in writing by the Disclosing Party, the Receiving Party agrees (i) except as required by law, to keep all Proprietary Information confidential and not to disclose or reveal any Proprietary Information to any Person other than its Authorized Persons, and to cause those persons to observe the terms of this Agreement and (ii) not to use Proprietary information for any purpose other than in connection with its evaluation of the transactions contemplated hereby or the completion of the transactions contemplated hereby in a manner approved by the Disclosing Party.

                  SECTION 6.10 Notice of Developments. Each party hereto will give prompt written notice to the other parties hereto of any material adverse development causing a breach of any of his, her or its own representations and warranties contained herein. No disclosure by any party pursuant to this Section

6.10, however, shall be deemed to prevent or cure any misrepresentation, breach of warranty, or breach of covenant contained herein.

                  SECTION 6.11 Exclusivity. None of Ikon, the Company (or any of its Subsidiaries) or the Stockholders will solicit, initiate, or encourage the submission of any proposal or offer from any person or entity relating to the acquisition of all or substantially all of the capital stock or assets of Ikon or the Company (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, that Ikon, as a public company, will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person or entity to do or seek any of the foregoing to the extent the fiduciary duties of Ikon's directors may require under applicable law. Each party hereto shall notify the other immediately if any person or entity makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

                                    ARTICLE 7

                         CONDITIONS TO IKON OBLIGATIONS

                  The obligations of Ikon to consummate the Transactions shall be subject to the satisfaction of each of the following conditions on or before the Closing Date, subject to the right of Ikon to waive any one or more of such conditions:

                  SECTION 7.1 Representations and Warranties of the Company and the Stockholders. The representations and warranties of the Company and the Stockholders contained in this Agreement, including the Schedules hereto, and in the certificates to be delivered to Ikon pursuant hereto and in connection herewith shall be true and correct in all material respects (except to the extent any such representations and warranties is already qualified as to materiality in Article 3 or Article 4, in which case, such representations and warranties shall be true and correct without further qualifications as to materiality under this Section 7.1) on the date hereof and on the Closing Date as though such representations and warranties were made on the Closing Date, except for representations and warranties made as of a specific date which shall be true and correct on the Closing Date as of such specific date.

                  SECTION 7.2 Performance of this Agreement. The Company and the Stockholders shall have duly performed or complied in all material respects with all of the obligations to be performed or complied with by them under the terms of this Agreement on or prior to the Closing Date.

                  SECTION 7.3 Certificates of Stockholders and Company. Ikon shall have received a certificate signed by each of the Stockholders, dated as of the Closing Date and subject to no qualification, certifying that the conditions set forth in Sections 7.1 and 7.2 hereof with respect to each such Stockholder has been fully satisfied. Such certificate shall be deemed representations and warranties of such Stockholder under this Agreement. Ikon shall also have received a certificate duly signed on behalf of the Company by its chief executive officer, dated as of the Closing Date and subject to no qualification, certifying that the conditions set forth in Sections 7.1 and 7.2 hereof with respect to the Company have been fully satisfied. Such certificate shall be deemed representations and warranties of the Company under this Agreement.

                  SECTION 7.4 No Material Adverse Change. Ikon shall have received a certificate duly signed on behalf of the Company by its chief executive officer to the effect that as of the Closing Date there has been no material adverse change in the financial condition, results of operations, Business or prospects of the Company since March 31, 2001, or any material adverse change in the nature of the Business, the manner of conducting the Business or the prospects of the Business since such date, except as for the execution, delivery and performance of this Agreement and the other Transaction Documents.

                  SECTION 7.5 Satisfactory Business Review. Ikon shall have satisfied itself, after receipt and consideration of the Schedules and after Ikon and its representatives have completed the review of the Business and the Company contemplated by this Agreement, that none of the information revealed thereby or in the Company Audited Financials has resulted in, or in the opinion of Ikon, may result in, a material adverse change in the assets, properties, business or condition (financial or otherwise) of the Company.

                  SECTION 7.6 Governmental Permits and Approvals. All permits, including any environmental or regulatory consents or permits required for the lawful consummation of the Closing, shall have been obtained.

                  SECTION 7.7 Third Party Consents. All consents, permits and approvals from parties to contracts or other agreements with the Company or with the Stockholders that may be required in connection with the performance by the Stockholders of their obligations under this Agreement or the continuance of such contracts or other agreements after the Closing shall have been obtained.

                  SECTION 7.8 Charter Documents. The Company shall have delivered to Ikon copies of the Company's Certificate of Incorporation, certified as true and complete as of a recent date by the Secretary of State of Delaware, and certified as true and complete as of the Closing Date by an authorized officer of the Company.

                  SECTION 7.9 By-Laws. The Company shall have delivered to Ikon a copy of the Company's By-Laws as in effect on the date of the Closing certified by an authorized officer of the Company.

                  SECTION 7.10 Good Standing. The Company shall have delivered to Ikon certificates of good standing, existence or its equivalent with respect to the Company, certified as of a recent date by the appropriate governmental authority of Delaware, and each other jurisdiction in which the failure to so qualify and be in good standing would have a material adverse effect on the Company and its Business.

                  SECTION 7.11 Litigation. At the Closing Date no suit, action or other proceeding shall be pending or threatened before any court or governmental agency in which it is sought (i) to restrain, prohibit, invalidate or set aside (in whole or in part) the Transactions, (ii) to affect the right of the Stockholders or the Company to operate or control, after the Closing Date, its respective assets, properties and businesses (in whole or in part) or (iii) to obtain damages or a discovery order in connection with this Agreement or the consummation of the Transactions.

                  SECTION 7.12 Consulting Agreements. Ikon shall have entered into a consulting agreement with each of Sigma Limited S.A. and Corporate Communications Network Inc. substantially in the form of Exhibits B and C, respectively, attached hereto.

                  SECTION 7.13 New Warrants. Each holder of a warrant to purchase shares of Company Common Stock shall have executed a written agreement, in form and substance satisfactory to Ikon, pursuant to which such holder shall have agreed that upon exercise of such warrant after the Closing of the Transactions the holder shall be entitled to receive Ikon Common Stock in lieu of Company Common Stock on the basis of the Exchange Ratio. Any such warrantholder who shall become a stockholder of the Company after the date hereof but prior to the Closing shall have executed a counterpart signature page to this Agreement.

                  SECTION 7.14 Convertible Notes. All of the notes convertible into shares of Company Common Stock shall have been converted and the holders of the shares of Company Common Stock issued upon such conversion shall have executed a counterpart signature page to this Agreement.

                  SECTION 7.15 May Notes. The holders of the May Notes shall have converted such notes into 650,000 shares of Company Common Stock.

                  SECTION 7.16 Counterpart Signature Pages. All of the Existing Stockholders and any party that shall acquire any of the Company Shares prior to the Closing that shall not have executed this Agreement on the date hereof shall have executed counterpart signature pages hereto.

                  SECTION 7.17 Agreement and General Release. The Company and Global Capital Partners, Inc., a Delaware corporation and an Existing Stockholder ("GCAP"), shall have entered into an Agreement and General Release substantially in the form of Exhibit D attached hereto.

                                    ARTICLE 8

                   CONDITIONS TO THE STOCKHOLDERS' OBLIGATIONS

                  The obligations of the Stockholders to consummate the Transactions shall be subject to the satisfaction of each of the following conditions on or before the Closing Date, subject to the right of the Stockholders to waive any one or more of such conditions:

                  SECTION 8.1 Representations and Warranties of Ikon. The representations and warranties of Ikon contained in this Agreement, including the Schedules hereto, and in the certificates to be delivered to the Stockholders pursuant hereto and in connection herewith shall be true and correct in all material respects (except to the extent any such representations and warranties is already qualified as to materiality in Article 5, in which case, such representations and warranties shall be true and correct without further qualifications as to materiality under this Section 8.1) on the date hereof and on the Closing Date as though such representations and warranties were made on the Closing Date except for representation and warranties made as of a specific date which shall be true and correct on the Closing Date as of such specific date.

                  SECTION 8.2 Performance of this Agreement. Ikon shall have duly performed or complied in all material respects with all of the obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date.

                  SECTION 8.3 Certificate of Ikon. The Stockholders shall have received a certificate duly signed on behalf of Ikon, dated as of the Closing Date and subject to no qualification certifying that the conditions set forth in Sections 8.1 and 8.2 hereof have been fully satisfied. Such certificate shall be deemed representations and warranties of Ikon under this Agreement.

                  SECTION 8.4 No Material Adverse Change. The Stockholders shall have received a certificate, signed by a duly authorized officer of Ikon, to the effect that as of the Closing Date there has been no material adverse change in the financial condition, results of operations, business or prospects of Ikon since March 31, 2001 or any material adverse change in the nature of Ikon's business, the manner of conducting such business or the prospects of the business since such date, except as associated with the execution, delivery and performance of this Agreement and the other Transaction Documents.

                  SECTION 8.5 Satisfactory Business Review. The Stockholders shall have satisfied themselves, after the Stockholders and their Representatives have completed the review of Ikon's books and records that none of the information revealed thereby has resulted in, or in the opinion of the Stockholders, may result in, a material adverse change in the assets, properties, business or condition (financial or otherwise) of Ikon.

                  SECTION 8.6 Governmental Permits and Approvals. All permits, including any environmental or regulatory consents or permits required for the lawful consummation of the Closing, shall have been obtained.

                  SECTION 8.7 Third Party Consents. All consents, permits and approvals from parties to contracts or other agreements with Ikon that may be required in connection with the performance by Ikon of its obligations under this Agreement or the continuance of such contracts or other agreements after the Closing shall have been obtained.

                  SECTION 8.8 Certified Resolutions. Ikon shall have delivered to the Stockholders certified copies of board resolutions approving and adopting this Agreement and the other Transaction Documents and authorizing the Transactions, certified as true and correct by the Secretary of Ikon.

                  SECTION 8.9 Charter Documents. Ikon shall have delivered to the Stockholders copies of its Certificate of Incorporation, certified as true and complete as of a recent date by the appropriate governmental authority of Nevada, and certified as true and complete as of the Closing Date by the Secretary of Ikon.

                  SECTION 8.10 By-Laws. Ikon shall have delivered to the Stockholders a copy of Ikon's By-Laws certified by the Secretary of Ikon as of the Closing Date to be true and correct and in full force and effect as of the Closing Date.

                  SECTION 8.11 Good Standing. Ikon shall have delivered to the Stockholders certificates of good standing, existence or its equivalent with respect to Ikon, certified as of a recent date by the appropriate governmental authority of Nevada, and each other jurisdiction in which the failure to so qualify and be in good standing would have a material adverse effect on Ikon and its business.

                  SECTION 8.12 Resignation and Election of Directors and Officers. Subject to compliance with applicable Federal securities laws, the existing board of directors and officers of Ikon shall have resigned and the individuals listed in Schedule 8.12 annexed hereto shall have been appointed in lieu thereof.

                  SECTION 8.13 Litigation. At the Closing Date no suit, action or other proceeding shall be pending or threatened before any court or governmental agency in which it is sought (i) to restrain, prohibit, invalidate or set aside (in whole or in part) the Transactions contemplated by this Agreement, (ii) to affect the right of Ikon to operate or control, after the Closing Date, its assets, properties and businesses (in whole or in part) or
(iii) to obtain damages or a discovery order in connection with this Agreement or the consummation of the Transactions.

                  SECTION 8.14 Liquid Net Worth of Ikon. Ikon shall have furnished to the Stockholders evidence that the liquid (cash or cash equivalents) net worth of Ikon as at the Closing shall be not less than Four Hundred Thousand Dollars ($400,000).

                  SECTION 8.15 Convertible Notes. All of the notes convertible into shares of Company Common Stock shall have been converted, the pledge agreement between GlobalNet Financial.com, Inc., a New Stockholder, and the

Company, dated as of February 16, 2001(the "GlobalNet Pledge Agreement"), shall have been terminated and the 250,000 shares of the common stock of GCAP, pledged pursuant to the terms of the GlobalNet Pledge Agreement shall have been delivered to the Company.

                  SECTION 8.16 May Notes. The holders of the May Notes shall have converted such notes into 650,000 shares of Company Common Stock, the pledge agreements between the holders of the May Notes and GCAP (the "May Notes Pledge Agreements") shall have been terminated and the aggregate of 1,000,000 shares of Company Common Stock pledged pursuant to the terms of the May Notes Pledge Agreement shall have been delivered to GCAP.

                  SECTION 8.17 Egan Note. The Company shall have delivered to Donald J. Egan ("Egan") an aggregate of 310,000 shares of the common stock of GCAP as payment in full of a $175,000 promissory note of the Company held by Egan.

                  SECTION 8.18 Company Common Stock Sale. GCAP shall have sold an aggregate of at least 2,684,000 shares of Company Common Stock and warrants to purchase 500,000 shares of Company Common Stock to Jonathan D. Siegel ("Siegel"), the 401 (k) plan f/b/o Siegel and/or Gregory C. Frank ("Frank") and/or such other purchaser or purchasers acceptable to GCAP on such terms and conditions as mutually agreed by GCAP and each of the purchaser or purchasers and each of the purchaser or purchasers thereof shall have executed a counterpart signature page to this Agreement.

                  SECTION 8.19 GCAP Common Stock Sale. Siegel and/or the 401 (k) plan f/b/o Siegel and Frank shall have sold an aggregate of 340,398 shares of the common stock of GCAP to Egan on such terms and conditions as mutually agreed by each of Siegel and Frank and Egan.

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

                  SECTION 8.20 Employment Agreements. Each of Siegel and Frank shall have entered into an amendment to his employment agreement with the Company and GCAP, on such terms and conditions as mutually agreed by the Company, GCAP and each of Siegel and Frank, pursuant to which GCAP shall be removed as a party to each such agreement.

                  SECTION 8.21 Equipment Lease Agreements. GCAP shall have entered into an agreement or agreements with such party or parties acceptable to GCAP, on such terms and conditions as mutually agreed by GCAP and each of such party or parties, pursuant to which GCAP shall receive reasonable collateral in order to secure GCAP's guaranty of certain equipment leases entered into by the Company.

                                    ARTICLE 9

                            INDEMNIFICATION; SURVIVAL

                  SECTION 9.1 Obligation of the Shareholders to Indemnify. Each of the Stockholders, severally and not jointly, agrees to indemnify, defend and hold harmless Ikon and its stockholders as of the date of this Agreement and their respective directors, officers, heirs, legal representatives, successors and assigns, from and against all losses, liabilities, damages, deficiencies, actions, suits, proceedings, claims, demands, orders, assessments, amounts paid in settlement, fines, and reasonable costs and expenses (including interest, penalties and reasonable attorneys' fees and disbursements and reasonable investigative costs) (collectively, "Losses") based upon, arising out of or otherwise in respect of (i) any breach in any of the representations and warranties of such Stockholder in this Agreement and (ii) any breach or non-fulfillment of any of the covenants or agreements of such Stockholder contained in this Agreement.

                  SECTION 9.2 Obligation of Ikon to Indemnify. Ikon agrees to indemnify, defend and hold harmless the Stockholders, and their respective directors, officers, heirs, legal representatives, successors and assigns, from and against any Losses based upon, arising out of or otherwise in respect of (i) any breach in any of the representations and warranties of Ikon set forth in this Agreement and (ii) any breach or nonfulfillment of any covenant or agreement of Ikon contained in this Agreement.

                  SECTION 9.3 Claims Notice. Each party hereto (an "Indemnified Party") shall, promptly upon becoming aware of any event or circumstance (an "Indemnifiable Event") which, in his, her or its reasonable judgment, may result in a Loss for which the Indemnified Party could assert a right of indemnification against any other party (or parties) hereto (the "Indemnifying Party") under this Article 9, give notice thereof (the "Claims Notice") to the Indemnifying Party (but the obligations of the Indemnifying Party under this Article 9 shall not be impaired by the Indemnified Party's failure to give such notice, except to the extent that said failure actually prejudices the rights of the Indemnifying Party). The Claims Notice shall describe the Indemnifiable Event in reasonable detail, shall indicate whether the Indemnifiable Event involves a "Third Party Claim" (defined below), and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by the Indemnified Party. In such event, the Indemnifying Party shall, within fifteen
(15) business days after receipt of the Claims Notice, give notice to the Indemnified Party of whether he or it intends to dispute the claim described in the Claims Notice (the "Response Notice"). If the Indemnifying Party timely disputes the Claims Notice as provided above, the Indemnified Party shall, for a period of not more than fifteen (15) business days after receipt of the Response Notice (or less, if the nature of the Indemnifiable Event so requires), seek out a negotiated settlement of the dispute with the Indemnifying Party and shall refrain during that period from commencing any judicial proceeding or other action to enforce this Article 9. If, despite their good faith negotiations, the parties are unable to resolve the dispute within the aforesaid period (or if the Indemnifying Party fails to timely give the Response Notice), the Indemnified Party shall be free to exercise all rights and remedies available to him or it hereunder, at law in equity or otherwise to enforce his or its rights under this
Article 9. As used herein, "Third Party Claim" means any demand, claim or circumstance which, with the lapse of time or otherwise, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation against the Indemnified Party by any other person.

                  SECTION 9.4 Opportunity to Defend Against Third Party Claims. If the Claims Notice relates to a Third Party Claim, the Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, such Third Party Claim. If the Indemnifying Party elects to compromise or defend such Third Party Claim, it shall within 30 business days (or sooner, if the nature of the Third Party Claim so requires) after his or its receipt of the Claims Notice, notify the Indemnified Party of its intent to do so, and the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Third Party Claim. If the Indemnifying Party elects not to compromise or defend such Third Party claim, fails to notify the Indemnified Party of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnified Party may pay, compromise or defend such Third Party Claim. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnified Party may settle or compromise any claim over the objection of the other, provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, the Indemnified Party and the Indemnifying Party may participate, at their own expense, in the defense of such Third Party Claim. If the Indemnifying Party chooses to defend any claim, the Indemnified Party shall make available to

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

the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. The Indemnifying Party shall be subrogated to all rights and remedies of the Indemnified Party to the extent of any indemnification provided by the Indemnifying Party to the Indemnified Party.

                  SECTION 9.5 Limitation on Indemnification. Notwithstanding anything to the contrary in this Agreement, no Indemnified Party shall have any liability for indemnification under this Article 9 until the total of all Losses of the Indemnified Party exceeds $25,000 and the total liability of an Indemnifying Party under this Article 9 shall (i) in no event exceed the fair market value of the consideration received as of the date of the applicable Indemnifiable Event and (ii) be reduced to the extent of payment to the Indemnified Party of any applicable insurance proceeds; provided, however, that the foregoing limitations on indemnification shall be inapplicable in the case of any Losses resulting from any breach of the representations and warranties contained in Sections 3.1, 3.2, 5.2 and 5.22 hereof.

                  SECTION 9.6 Survival. Notwithstanding the investigations by the parties hereto of each other's affairs, and notwithstanding any knowledge of facts determined or determinable by such parties pursuant to such investigation, each of Ikon and the Stockholders shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other parties contained in this Agreement. The representations and warranties of the parties contained herein shall survive the Closing (i) to the extent contained in
Section 3.1, 3.2, 5.2 and 5.22 hereof, for the duration of the applicable statute of limitations, (ii) to the extent relating to any other matter, for twelve (12) months following the Closing. A claim for indemnification hereunder must be asserted by a party seeking indemnification within the respective period of survival.

                  SECTION 9.7 Indemnification Exclusive Remedy. The parties hereto acknowledge and confirm that, except in the event of fraud, the indemnification procedures described in this Article 9 shall be the sole and exclusive remedies available to them for any breach or non-fulfillment of the representations, warranties, covenants, agreements and other provisions of this Agreement.

                                   ARTICLE 10

                                   TERMINATION

                  SECTION 10.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

                  (a) By mutual consent of the Stockholders and Ikon; or

                  (b) By the Stockholders if any of the conditions set forth in
Section 8 hereof shall have become incapable of fulfillment, and shall not have been waived by the Stockholders; or

                  (c) By Ikon if any of the conditions set forth in Section 7 hereof shall have become incapable of fulfillment, and shall not have been waived by Ikon; or

                  (d) By Ikon or the Stockholders if the Closing has not occurred on or before August 17, 2001.

                  SECTION 10.2 Effects of Termination. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect, except for the provisions of Section 6.7 relating to expenses and
Section 6.9 relating to confidentiality.

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

                                   ARTICLE 11

                                  MISCELLANEOUS

                  SECTION 11.1 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three (3) days after the date of deposit in the mails, as follows:

                  (i)      if to the Stockholders, to:

                           at the address provided by each Stockholder under his, her or its signature hereto with a copy to:


                           Arthur S. Marcus, Esq.
                           Gersten, Savage & Kaplowitz, LLP
                           101 East 52nd Street, 9th Floor
                           New York, NY 10022
                           Fax No. (212) 980-5192

                  (ii)     if to Ikon, to:

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

                           with a copy to:

                           Steven A. Saide, Esq.
                           Bryan Cave LLP
                           245 Park Avenue
                           New York, NY 10167
                           Fax No. (212) 692-1900

                  Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

                  SECTION 11.2 Entire Agreement. This Agreement (including the schedules and exhibits) and the agreements referred to herein and/or executed in connection with the consummation of the Transactions contemplated herein contain the entire agreement among the parties with respect to the exchange of the Company Shares for the Ikon Shares and the related transactions, and supersede all prior agreements, written or oral, with respect thereto.

                  SECTION 11.3 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the parties waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such

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

inaccuracy or breach is based may also be the subject of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

                  SECTION 11.4 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, applicable to agreements made and to be performed entirely within such State (without giving effect to conflicts of law principles thereof).

                  SECTION 11.5 Binding Effect; No Assignment; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. Nothing contained herein is intended or shall be construed as creating third party beneficiaries to this Agreement. This Agreement is not assignable except by operation of law.

                  SECTION 11.6 Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                  SECTION 11.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. Fascimile signatures shall be deemed originals for all purposes.

                  SECTION 11.8 Exhibits and Schedules. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules

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

shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

                  SECTION 11.9 Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.


                  IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.

IKON VENTURES, INC.                           SUTTON ONLINE, INC.



By: /s/ IAN RICE                               By: /s/ JONATHAN SIEGEL
   --------------------------------               ------------------------------
   Name: Ian Rice                                 Name: Jonathan Siegel
   Title: Chairman                                Title: Chief Executive Officer

THE STOCKHOLDERS:


GLOBAL CAPITAL PARTNERS, INC.


By: /s/ Martin Sumichrast
   -------------------------------
   Name:  Martin Sumichrast
   Title: Chief Executive Officer


/s/ Jonathan D. Siegel                        /s/ Tiburon Asset Management, LLC
----------------------------------            ----------------------------------
Jonathan D. Siegel                            Tiburon Asset Management, LLC


/s/Gregory Frank                              /s/ Tiburon Asset Management
----------------------------------            ----------------------------------
Gregory Frank                                 Tiburon Asset Management


/s/ The Breitman Family Trust dtd 7/1/99      /s/ Tiburon Management Limited
----------------------------------------      ----------------------------------
The Breitman Family Trust dtd 7/1/99          Tiburon Management Limited


/s/ Corona Corporation                        /s/ Bud Clarke
----------------------------------            ----------------------------------
Corona Corporation                            Bud Clarke


/s/ Frank Huang                               /s/ Steven Caruso
----------------------------------            ----------------------------------
Frank Huang                                   Steven Caruso


/s/ Calvin Caldwell                           /s/ Stephen C. Schoffman
----------------------------------            ----------------------------------
Calvin Caldwell                               Stephen C. Schoffman


/s/ Jay Raubvogel                             /s/ Peter Cohen
----------------------------------            ----------------------------------
Jay Raubvogel                                 Peter Cohen

/s/ William Grundig                           /s/ Jason Bishara
----------------------------------            ----------------------------------
William Grundig                               Jason Bishara


/s/ Ralph Olson                               /s/ Radek Hulan
----------------------------------            ----------------------------------
Ralph Olson                                   Radek Hulan


/s/ Richard Joyce                             /s/ Karel Kolar
----------------------------------            ----------------------------------
Richard Joyce                                 Karel Kolar



GlobalNet Financial.com, Inc.                 Sigma Limited SA


By: /s/ W. THOMAS HODGSON                     By: /s/ DUBOIS YVES
    ------------------------------                ------------------------------
    W. Thomas Hodgson                             Dubois Yves


J.B. Sutton Group, Inc. 401(K)
Profit Sharing Plan Dated 10/1/95
F/B/O Jonathan D. Siegel

By: /s/ Jonathan D. Siegel
----------------------------------
Jonathan D. Siegel